UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 20, 2018
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 20, 2018, Firsthand Technology Value Fund, Inc. issued a press release announcing a special distribution to stockholders of approximately $0.03 per share. The distribution will be payable on December 21, 2018 to stockholders of record as of December 13, 2018.

The distribution represents the Fund’s previously undistributed long-term capital gains ($245,701 or $0.034226 per share) realized in 2017. Commonly referred to as a “spillback” distribution, this distribution of capital gains from the Fund’s preceding fiscal year is required in order for the Fund to satisfy regulated investment company (“RIC”)-related U.S. federal income tax requirements for that prior year. The Fund elected to qualify for RIC tax treatment during that prior fiscal and tax year. This year, however, as previously announced, the Fund no longer qualifies under the RIC requirements and is treated as a corporation for tax purposes.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None

(b) Pro forma financial information:
None

(c) Shell company transactions:
None

(d) Exhibits

99.1 Press Release dated November 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index
Exhibit No.	Description
99.1	Press release dated November 20, 2018